HEMAGEN DIAGNOSTICS, INC.
                            34-40 Bear Hill Road
                        Waltham, Massachusetts 02154


DEAR STOCKHOLDER:

      You are cordially invited to attend the Annual Meeting of Stockholders of Hemagen Diagnostics, Inc. (the "Corporation") to be held on Tuesday, February 25, 1997 at 10:00 a.m. at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts 02154.

      At the Annual Meeting, you will be asked to elect two Directors of the Corporation, to ratify the selection of the Corporation's independent accountants, and to approve an amendment to the Corporation's 1992 Stock Option Plan to increase the number of shares of Common Stock for which options may be granted under said plan.

      Details of the matters to be considered at the Annual Meeting are contained in the Proxy Statement that we urge you to consider carefully.

      Whether or not you plan to attend the Annual Meeting, please complete, date, sign, and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy.



                                       Sincerely,



                                       CARL FRANZBLAU
                                       Chairman of the Board of Directors

Waltham, Massachusetts
January 15, 1997


                          HEMAGEN DIAGNOSTICS, INC.
                            34-40 Bear Hill Road
                        Waltham, Massachusetts 02154

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hemagen Diagnostics, Inc. (the "Corporation"), a Delaware corporation, will be held on Tuesday, February 25, 1997 at 10:00 a.m. at the Westin Hotel, located at 70 Third Avenue, Waltham, Massachusetts 02154 for the following purposes:

      1. To elect two members of the Board of Directors for three-year terms expiring at the 2001 Annual Meeting of Stockholders, or until their successors are elected and qualified;

      2. To ratify the selection of BDO Seidman, LLP independent accountants for the Corporation for the fiscal year ending September 30, 1997;

      3. To approve an amendment to the Corporation's 1992 Stock Option Plan to increase the number of shares of common stock for which options may be granted pursuant to such plan from 500,000 shares to 1,000,000 shares; and

      4. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on January 8, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment or adjournments thereof.

      We hope that all stockholders will be able to attend the meeting in person. In order to assure that a quorum is present at the February 25th meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the meeting. A postage-prepaid envelope, addressed to the Corporation's transfer agent, Continental Stock Transfer and Trust Company, has been enclosed for your convenience. If you attend the meeting, your Proxy will, at your request, be returned to you and you may vote your shares in person.

By Order of the Board of Directors

Carl Franzblau
Secretary

Waltham, Massachusetts
January 15, 1997


                          HEMAGEN DIAGNOSTICS, INC.
                            34-40 Bear Hill Road
                        Waltham, Massachusetts 02154

                              January 15, 1997
                           _______________________

                               PROXY STATEMENT
                           _______________________

      The enclosed Proxy is solicited by the Board of Directors of HEMAGEN DIAGNOSTICS, INC. (the "Corporation") for use at the Annual Meeting of Stockholders to be held at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts 02154, at 10:00 a.m. on Tuesday, February 25, 1997, and at any adjournment or adjournments thereof.

      Stockholders of record at the close of business on January 8, 1997, will be entitled to vote at the meeting or any adjournment thereof. On that date, 7,620,890 shares of Common Stock, $.01 par value per share, ("Common Stock") of the Corporation were issued and outstanding. There are no other outstanding voting securities of the Corporation.

      Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. A quorum for the meeting is a majority of the shares outstanding. The election of Directors will be determined by a plurality of the votes cast. The other proposals to be voted upon by the stockholders of the Corporation require the votes of a majority of the Common Stock present at the meeting for passage. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulation of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

      The Directors and officers of the Corporation as a group own or may be deemed to control approximately 20.8% of the outstanding shares of Common Stock of the Corporation. Each of the Directors and officers has indicated his/her intent to vote all shares of Common Stock owned or controlled by him/her in favor of each item set forth herein.

      Execution of a Proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. The Proxy may be revoked at any time before it is exercised by written notice to the Corporation's Secretary prior to the Annual Meeting, or by giving to the Corporation's Secretary a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares of Common Stock represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. In the absence of a special notice, shares of Common Stock will be voted in favor of the election of Directors of those persons named in the Proxy Statement and in favor of all other items set forth herein.

      The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares of Common Stock represented by all Proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the Proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting security-holders.

      An annual report containing financial statements for the Corporation's fiscal year ended September 30, 1996 is being mailed herewith to all stockholders entitled to vote. This Proxy Statement and the accompanying Proxy were first mailed to stockholders on or about January 15, 1997.

                                 ITEM NO. 1

                            ELECTION OF DIRECTORS

      The Corporation's Board of Directors is divided into three classes. Directors constituting approximately one-third of the Board of Directors are elected annually for a period of three years at the Corporation's Annual Meeting of Stockholders to serve until their successors are duly elected by the stockholders. The terms of Dr. Sandson and Mr. Smith expire in 1999; and the terms of Dr. Franzblau and Dr. de Oliveira expire in 1998; and and the terms of Dr. Cohen and Mr. Gilbert expire in 1997. A classified Board of Directors could discourage, delay or prevent a takeover or change of control of the Corporation. Vacancies and newly created directorships resulting from any increase in the number of authorized Directors may be filled by a majority vote of Directors then in office. Officers are elected by and serve at the pleasure of the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

      Shares represented by all Proxies received by the Board of Directors and not so marked as to withhold authority to vote for Dr. Cohen and Mr. Gilbert will be voted (unless either Dr. Cohen or Mr. Gilbert is unable or unwilling to serve) for the election of Dr. Cohen and Mr. Gilbert. The Board of Directors knows of no reason why Dr. Cohen and Mr. Gilbert should be unwilling to serve, but if such should be the case, Proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

      The following table sets forth the ages of and positions and offices presently held by each Director and nominee with the Corporation.

Name                           Age      Position
----                           ---      --------

Carl Franzblau, Ph.D.          62       Chairman of the Board of Directors,
                                        Chief Executive Officer, President
                                        and Secretary
Ricardo M. de Oliveira, M.D.   45       Vice President of Research and
                                        Development, and Director
Alan S. Cohen, M.D.            70       Director
Lawrence Gilbert               64       Director
John I. Sandson, M.D.          69       Director
Charles W. Smith               65       Director

      Each of the Corporation's Directors has served in such capacity since the Corporation's inception.

      The Corporation established an Executive Committee, an Audit Committee and a Compensation Committee of the Board of Directors on March 16, 1993. Members of the Executive Committee are Dr. Franzblau, Dr. Sandson and Dr. de Oliveira. The Executive Committee is authorized to take any action that the Board of Directors is authorized to act upon with the exception of the issuance of stock, the sale of all or substantially all of the Corporation's assets and any other significant corporate transactions.

      Members of the Audit Committee are Mr. Smith and Mr. Gilbert. The Audit Committee is concerned primarily with recommending the selection of the Corporation's independent accountants and reviewing the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls. The Audit Committee reviews the scope of audit coverage, the fees charged by the accountants, and internal control systems.

      The Compensation Committee consists of Dr. Franzblau and two independent outside Directors, Dr. Sandson and Dr. Cohen. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Corporation's executives.

      The Corporation does not have a standing nominating committee or a committee performing similar functions.

      During the year ended September 30, 1996, members of the Executive Committee, Audit Committee and Compensation Committee did not meet as separate committees. Instead, during such time, the Board of Directors, as a whole, addressed the policies and issues related to the functions of the Executive, Audit and Compensation Committees.

      The Board of Directors met four times during the year ended September 30, 1996. All of the Directors attended 100% of the meetings of the Board of Directors except for Dr. Ricardo de Oliveira who attended 25% of the meetings of the Board of Directors during the year ended September 30, 1996.

      In fiscal 1996, the Corporation compensated each of its four non-management Directors 5,000 shares of Common Stock plus actual travel expenses up to $500 for each Board meeting attended. As of January 1, 1996, the Corporation has paid its non-management Directors the non cash fee of Common Stock plus actual travel expenses up to $500 for each Board meeting attended. Drs. Franzblau and de Oliveira receive no compensation for their services as Directors.

      Carl Franzblau and Myrna Franzblau, the Corporation's Treasurer, are husband and wife. William Franzblau, Esq., Chief Financial Officer and General Counsel, is the son of Carl Franzblau and Myrna Franzblau. Except for Dr. and Mrs. Franzblau and William Franzblau no Director or executive officer is related by blood, marriage or adoption to any other Director or executive officer.

Background

      The principal occupations during the past five years of each of the Corporation's Directors and nominees for Directors are as follows:

      Carl Franzblau, Ph.D. has served as Chairman of the Board of Directors, Chief Executive Officer and President of the Corporation since its inception. For more than the past five years, Dr. Franzblau has served as a Professor and Chairman of the Biochemistry Department and Associate Dean for Graduate Affairs at the Boston University School of Medicine. Dr. Franzblau received his Bachelor of Science degree in Chemistry from the University of Michigan and his Ph.D. in Biochemistry from the Albert Einstein College of Medicine.

      Ricardo M. de Oliveira, M.D. has been the Vice President of Research and Development and a Director of the Corporation since its inception. From 1980 through 1990, Dr. de Oliveira was a Professor at the University of Sao Paulo in Brazil. Dr. de Oliveira is also the Director of Clinical Pathology at the Cancer Hospital of Sao Paulo, Brazil. Dr. de Oliveira received his M.D. degree from the Faculdade de Ciencias Medicas da Santa Casa de Sao Paulo in Brazil.

      Alan S. Cohen, M.D. has served as a Director of the Corporation since its inception. Dr. Cohen has been employed by the Boston University School of Medicine as a Professor of Medicine since 1968 and a Professor of Pharmacology since 1974. Dr. Cohen is Editor-in-Chief of the International Journal of Amyloid. Dr. Cohen served as the Director of the Arthritis Center of Boston University from 1976 to 1994. From 1972 to 1992, Dr. Cohen served as Chief of Medicine of Boston City Hospital. Dr. Cohen is a past president of the American College of Rheumatology. Dr. Cohen received his Bachelor of Arts degree from Harvard College and his M.D. degree from the Boston University School of Medicine.

      Lawrence Gilbert has served as a Director of the Corporation since its inception and served as Clerk of the Corporation from its inception until 1988. From 1987 until 1995, Mr. Gilbert served as the Director of Patent and Technology Administration for Boston University. Since 1995, Mr. Gilbert has been the Director of Technology Transfer for the California Institute of Technology in Pasadena, California. Mr. Gilbert received his Bachelor of Arts degree from Brandeis University, his Bachelor of Foreign Trade from the American Institute of Foreign Trade and a J.D. degree from Suffolk University Law School.

      John I. Sandson, M.D. has served as a Director of the Corporation since its inception. Since 1988, Dr. Sandson has been Dean Emeritus of the Boston University School of Medicine. He was Dean of the Boston University School of Medicine from 1974 to 1988. Dr. Sandson received his Bachelor's degree from St. Vincent College and received his M.D. from Washington University School of Medicine.

      Charles W. Smith has served as a Director of the Corporation since its inception. From 1984 through 1989, Mr. Smith served as a Senior Vice President of Boston University. From 1983 through June 1992, Mr. Smith also served as the Treasurer and on the Board of Trustees of Boston University. Mr. Smith attended Metropolitan College in England and is a fellow of the Institute of Chartered Accountants in England and Wales.

Executive Officers

      The executive officers of the Corporation, their ages and positions held in the Corporation are as follows:

Name                           Age      Position
----                           ---      --------

Carl Franzblau, Ph.D           62       Chairman of the Board of Directors,
                                        Chief Executive Officer,
                                        President and Secretary
Peter von Stein                62       Vice President and Chief Operating
                                        Officer
Ricardo M. de Oliveira, M.D.   45       Vice President of Research and
                                        Development, and  Director
Myrna Franzblau                58       Treasurer
William Franzblau              34       Chief Financial Officer and General
                                        Counsel

      The following is a brief summary of the background of each executive officer of the Corporation, other than Drs. Franzblau and de Oliveira, whose backgrounds are summarized above.

      Peter von Stein joined the Corporation in August 1992 as its Vice President and Chief Operating Officer after having served as a consultant to the Corporation since February 1992. From August 1991 to June 1992, Mr. von Stein served as Chief Executive Officer of Health Protection Products, a privately-held distributor of hip-protection devices. From October 1990 through June 1991, Mr. von Stein served as President and Chief Executive Officer of Adams Scientific, Inc., a privately-held microbiology company. From 1983 to 1991, Mr. von Stein served as Chief Executive Officer of Access Medical Systems, Inc., a privately-held manufacturer of medical-diagnostics products. Access Medical Systems filed a petition in bankruptcy court for protection from creditors five months after Mr. von Stein's departure and completed its reorganization in late 1991. Mr. von Stein received his Bachelor of Arts degree from Brown University.

      Myrna Franzblau has been the Corporation's Treasurer since its inception. Mrs. Franzblau received her Bachelor of Arts from Brooklyn College and her Master's degree from Boston University.

      William Franzblau has served as the Corporation's Chief Financial Officer since March 1996. Since 1993, Mr. Franzblau has been general counsel for the Corporation. Mr. Franzblau received his Bachelor of Arts degree, J.D. and L.L.M. degree in taxation from Boston University.

                            CERTAIN TRANSACTIONS

      During 1993, the Corporation acquired a 51% interest in Hemagen Diagnosticos, Comercio, Importacao e Exportacao, Ltda., a Brazilian limited liability company ("HDC"), that had been 100% beneficially-owned by Dr. Ricardo M. de Oliveira, the Corporation's Vice President of Research and Development and a Director of the Corporation. The Corporation purchased its interest in HDC in exchange for the forgiveness of a $25,000 advance to HDC that was outstanding as of September 30, 1992. The Corporation loaned HDC $185,500, $100,000 and $50,000 in August 1994, November 1993 and August
1993, respectively, to renovate, equip and operate a new manufacturing facility in Sao Paulo, Brazil. This indebtedness is evidenced by three five-year promissory notes, each with interest payable quarterly at the rate of approximately 12% per annum. The Corporation and HDC have signed an agreement in principal for the Corporation to acquire substantially all of the remaining interest in HDC by issuing stock options to the minority stockholders of HDC with an exercise price at or above the fair market value of the Corporation's Common Stock.

      The Corporation has entered into two license agreements and one product development agreement with Boston University. In the fiscal year ended September 30, 1993, the Corporation repaid a $50,000 demand note plus accrued interest to Boston University. Several of the Corporation's Directors, including Dr. Franzblau, the Chairman, Chief Executive Officer and President of the Corporation, have affiliations with Boston University.

      Pursuant to a prior arrangement, the Corporation paid to Dr. Antonio Lazzari, a principal stockholder and former Director of the Corporation, royalties of 1.5% on all revenues arising from sales of certain hemagglutination test kits through June 1993. In the fiscal years ended September 30, 1992 and 1993, Dr. Lazzari received approximately $12,000 and $5,000, respectively, pursuant to this arrangement. According to the terms of the arrangement, this royalty could have increased to 5% if Dr. Lazzari's ownership interest in the Corporation fell below 9%. The Corporation believes that it is no longer required to make such payments to Dr. Lazzari, and has not paid Dr. Lazzari royalties since June 1993. Dr. Lazzari has indicated to the Corporation that he believes the royalty payments should continue. The Corporation has accrued these royalties on the Corporation's financial statements through September 30, 1995, and does not believe that payment of theses royalties, if they were to be re-established, would have a material adverse effect on the Company's results from operations.

      In connection with a private placement offered in July 1995, the following directors and officers of the Corporation subscribed for convertible promissory notes (the "Notes") in the following amounts:

Individual                                           Amount of Note
----------                                           --------------

 * Carl Franzblau, PhD., and Myrna Franzblau         $ 62,500
   Peter von Stein                                     50,000
** Alan S. Cohen, M.D.                                 50,000
   Lawrence Gilbert                                    50,000
   John I. Sandson, M.D.                               25,000
   Charles W. Smith                                    50,000
                                                     --------
      Total                                          $287,500

<F*>  Includes $12,500 invested by Dr. and Mrs. Franzblau's children.
<F**> Includes $25,000 invested by one of Dr. Cohen's sons.

      The Notes subscribed for by the officers and Directors listed above were converted into an aggregate of 287,500 shares of Common Stock of the Corporation at the conversion price of $1.00 per share during Fiscal 1996.

      The Corporation believes the terms of these agreements were on terms at least as favorable as those which it would otherwise have obtained.

                  BENEFICIAL OWNERSHIP OF VOTING SECURITIES

      The following table sets forth, as of January 8, 1997, certain information concerning stock ownership of the Corporation by (i) each person who is known by the Corporation to own beneficially 5% or more of the Corporation's Common Stock, (ii) each of the Corporation's Directors, and
(iii) all Directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                        Number of Shares
Name and Address                                        of Common Stock          Percentage
of Beneficial Owner(1)                                  Beneficially Owned(2)    of Class(2)(3)
----------------------                                  ---------------------    --------------

Carl Franzblau, Ph.D. and Myrna Franzblau(4)              669,021                 8.2%
Ricardo M. de Oliveira, M.D.(5)                           385,684                 4.9%
Alan S. Cohen, M.D.(7)                                    138,705                 1.7%
Lawrence Gilbert(6)                                       160,887                 2.1%
Charles W. Smith(8)                                       144,159                 1.8%
John I. Sandson, M.D.(9)                                   82,691                 1.0%
All Directors & Officers as a Group (9 persons)(10))    1,783,537                21.7%

<F1>  The addresses for all of the named individuals is c/o Hemagen
      Diagnostics, Inc., 34-40 Bear Hill Road, Waltham, Massachusetts 02154.
<F2>  Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
<F3>  Except to the extent stated in Note 10 below, the percentage ownership of such individual or group does not include up to 500,000 shares of Common Stock reserved for issuance pursuant to stock options that have been or may be granted under the Corporation's 1992 Stock Option Plan.
      To date, options to purchase 451,300 shares have been granted pursuant to this plan with an average exercise price of $2.35 per share.
<F4>  Includes 317,010 shares owned by Dr. Franzblau, 307,011 shares owned by Mrs. Franzblau. Also includes 15,000 shares of Common Stock issuable upon exercise of outstanding warrants, and 30,000 shares granted under the Corporation's 1992 Stock Option Plan. Excludes a total of 141,280 shares of Common Stock owned by the children of Dr.
      and Mrs. Franzblau to which Dr. and Mrs. Franzblau disclaim any beneficial interest.
<F5>  Includes 40,014 shares owned by Dr. de Oliveira's spouse and 10,000 shares granted under the Corporation's 1992 Stock Option Plan, but excludes 40,014 shares owned by each of his brother and sister to which Dr. de Oliveira disclaims any beneficial interest.
<F6>  Includes 7500 shares of Common Stock issued upon exercise of warrants during fiscal 1996 and 44,000 shares owned by Mr. Gilbert's spouse.
      Excludes a total of 31,572 shares of Common Stock owned by children of Mr. Gilbert and 6,000 shares owned by Mr. Gilbert's spouse's nieces to which Mr. Gilbert disclaims any beneficial interest.
<F7>  Includes 7,500 shares of Common Stock issuable upon exercise of outstanding warrants. Excludes a total of 63,754 shares of Common
      Stock owned by sons of Dr. Cohen to which Dr. Cohen disclaims any beneficial interest which includes 7,500 shares of Common Stock issuable upon conversion of warrants to one of Dr. Cohen's sons.
<F8>  Includes 7,500 shares of Common Stock issuable upon exercise of outstanding warrants. Excludes a total of 51,300 shares of Common
      Stock owned by children of Mr. Smith to which Mr. Smith disclaims any beneficial interest.
<F9>  Includes 7,500 shares of Common Stock issuable upon exercise of outstanding warrants. Excludes a total of 22,708 shares of Common
      Stock owned by children of Dr. Sandson to which Dr. Sandson disclaims any beneficial interest.
<F10> Includes the shares referenced in notes (4) through (9) above, plus
      67,500 shares issuable pursuant to currently exercisable options and warrants and 50,000 shares of Common Stock issued upon conversion of Notes held by Mr. Peter von Stein, the Corporation's Chief Operating
      Officer.

                          COMPENSATION OF OFFICERS

      The following table sets forth the compensation paid to the Corporation's Chief Executive Officer and to its highest paid executive officers during the fiscal years ended September 30, 1996, 1995 and 1994.

                         SUMMARY COMPENSATION TABLE

                              Annual Compensation                                  Long Term
-----------------------------------------------------------------------------      Compensation
                                                                                   Awards
                                                                                   ------------
(a)                           (b)       (c)           (d)        (e)               (f)
                                                                                   Securities
                                                                 Other Annual      Underlying
Name and Principal Position   Year      Salary        Bonus      Compensation      Options(#)(4)
---------------------------   ----      ------        -----      ------------      -------------

Carl Franzblau                1996      $122,312      0          $5,073(1)         0
 Chief Executive Officer      1995      $103,000      0          $5,073            0
                              1994      $ 97,950      0          $5,073            0
Ricardo de Oliveira           1996      $112,270      0          $3,496(2)         0
 Senior Vice President        1995      $103,000      0          $3,496            0
                              1994      $100,350      0          $3,496            0
Peter von Stein               1996      $109,002      0          $3,450(3)         0
 Chief Operating Officer      1995      $100,000      0          $3,000            0
                              1994      $ 97,500      0          $2,925            0

<F1> The Corporation had provided Dr. Franzblau with the use of a Company-
     owned or leased car during the fiscal years ended September 30, 1996, 1995 and 1994, and has recorded an annual expense for Dr. Franzblau's automobile of approximately $5,073, $5,073 and $5,073, respectively.
<F2> The Corporation had provided Dr. de Oliveira with the use of a Company-
     owned or leased car during the fiscal years ended September 30, 1996, 1995 and 1994, and has recorded an annual expense for Dr. de Oliveira's automobile of approximately $3,496, $3,496 and $3,496, respectively.
<F3> Mr. von Stein received an average monthly reimbursement of approximately $1,200 for housing, automobile and travel expenses associated with his weekly commute to the Boston area from out of state during the fiscal years presented. At the election of each employee who has been employed by the Company for more than twelve (12) months, the Company matches contributions made by that employee into his or her individual retirement account, up to a maximum of three percent (3%) of the employee's annual salary. Mr. von Stein participates in the Company's retirement assistance program and the Company paid $3,450 for the fiscal year ended September 30, 1996, and $3,000 for the fiscal year ended September 30, 1995 and $2,925 for the fiscal year ended September 30, 1994 into Mr. von Stein's retirement account.
<F4> No options have been granted to Dr. Franzblau or Dr. de Oliveira in the fiscal years ended September 30, 1996, 1995 and 1994. On August 17,
     1992, 50,000 options were granted to Mr. von Stein at an exercise price of $5.00 per share to vest annually over a three-year period. The exercise price of these options was reduced to $1.75 per share in July
     1995. As of September 30, 1996, all of Mr. von Stein's 50,000 options had vested, none of which have been exercised.

      The following table sets forth the value of Mr. von Stein's outstanding options held as of September 30, 1996.

Aggregated Option Exercises in Fiscal Year 1996 and FY-End Option Values

(a)                    (b)                   (c)                    (d)                         (e)
                                                                    Number of Securities        Value of
                                                                    Underlying Unexercised      Unexercised
                                                                    Options/SARs                In-the-Money
                                                                    at FY-End(#)                Options/SARs at FY-End(#)
                       Shares Acquired                              Exercisable/                Exercisable/
Name                   on Exercise(#)        Value Realized($)      Unexercisable               Unexercisable(1)
----                   ---------------       -----------------      ----------------------      -------------------------

Peter von Stein        0                     0                      50,000/0                    $37,500/n.a.

<F1> Options listed carry an exercise price of $1.75 per share. The fair market value of the Corporation's Common Stock underlying the options, as of September 30, 1996, was $2.50 per share (NASDAQ closing price on September 30, 1996).

Compensation of Directors

      In 1996, the Corporation awarded its non-management Directors 5,000 shares of Common Stock each as compensation for their services. Drs. Franzblau and de Oliveira receive no compensation for their services as Directors.

Employment Contracts, Termination of Employment and
 Change-in-Control Arrangements

      The Corporation has entered into employment and non-competition agreements with Dr. Franzblau and Dr. de Oliveira, that expire on June 30, 1997. For the year ending December 31, 1996, Dr. Franzblau and Dr. de Oliveira each received base annual salaries of $125,000 and $115,00, respectively, and the use of an automobile owned or leased by the Corporation. The employment agreements of Dr. Franzblau and Dr. de Oliveira provide that they each devote a minimum of 30 hours and 40 hours per week, respectively, to the business of the Corporation. For the year ending December 31, 1996, Mr. von Stein received a base annual salary of $115,000 and reimbursements for his housing, automobile and travel expenses.

      Pursuant to Dr. Franzblau's agreement with Boston University, Dr. Franzblau must disclose certain inventions made by him to the University. Dr. Franzblau is also responsible for ensuring that his employment with the Corporation does not conflict with the patent policy of the University. As Dr. Franzblau is not primarily responsible for conducting laboratory research for the Corporation and the Corporation's research is generally unrelated to Dr. Franzblau's research for the University, the Corporation does not believe that these provisions will have any material effect on, or restrict the Corporation's ownership or use of, future technological advances, if any, developed by the Corporation.

Compensation Committee Interlocks and Insider Participation

      On March 16, 1993, the Board of Directors established a Compensation Committee. Members of the Compensation Committee are Dr. Franzblau, Dr. Sandson and Dr. Cohen. During the fiscal year ended September 30, 1996, no executive officer served as a member of the compensation committee of the board of directors of another entity.

                                 ITEM NO. 2

             ACCOUNTING MATTERS AND RATIFICATION OF ACCOUNTANTS

      The persons named in the enclosed Proxy will vote to ratify the selection of BDO Seidman, LLP as independent accountants for the fiscal year ending September 30, 1997 unless otherwise directed by the stockholders. The Corporation's independent accountants for the fiscal year ended September 30, 1996 were BDO Seidman, LLP. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement and answer questions from stockholders.

      Effective January 29, 1996, Price Waterhouse LLP declined to serve as the Corporation's certifying accountants and on May 20, 1996, the Corporation retained BDO Seidman, LLP as its new certifying accountants. Price Waterhouse LLP's report on the financial statements for the three fiscal years ending September 30, 1995, contained no adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The appointment of BDO Seidman, LLP as the certifying accountants for the Corporation was approved by the Board of Directors of the Corporation.

      During the three fiscal years ending September 30, 1995 and the subsequent period to the date hereof, there were no disagreements between the Corporation and Price Waterhouse LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused it to make a reference to subject matter of the disagreements in connection with its reports.

      During the three fiscal years ending September 30, 1995 and the subsequent period:

            (a) Price Waterhouse LLP has not advised the Corporation that the internal controls necessary for the Corporation to develop reliable statements do not exist.

            (b) Price Waterhouse LLP has not advised the Corporation that information has come to Price Waterhouse LLP's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management.

            (c) Price Waterhouse LLP has not advised the Corporation that
                Price Waterhouse LLP has needed to expand significantly the scope of its audit, or that information has come to Price Waterhouse LLP's attention during such time period that if further investigated may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or
                (ii) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements, and Price Waterhouse LLP did not, due to its declination to serve or for any other reason, not so expand the scope of its audit or conduct such further investigation.

             d) Price Waterhouse LLP has not advised the Corporation that information has come to Price Waterhouse LLP's attention of the type described in paragraph (c) above, the issue not being resolved to Price Waterhouse LLP's satisfaction prior to its declination to serve.

      On May 20, 1996, Management of the Corporation engaged the firm of BDO Seidman, LLP as accountants to examine the books and accounts of the Corporation for the fiscal year ended September 30, 1996.

      The Corporation has not, during its fiscal years ended September 30, 1995 , 1994 and 1993 and the subsequent interim period, consulted with BDO Seidman, LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Corporation's financial statements, and either a written report was provided to the Corporation or oral advice was provided that BDO Seidman, LLP concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement between the Corporation and Price Waterhouse LLP or a reportable event (as described in paragraphs (a) through (d) above).

                                 ITEM NO. 3

                     AMENDMENT TO 1992 STOCK OPTION PLAN

      The Board of Directors proposes that the Corporation's 1992 Stock Option Plan (the "Plan") be amended to increase the aggregate number of shares of Common Stock subject to issuance under the Plan by 500,000 shares from 500,000 to 1,000,000 shares. As of January 8, 1997, 451,300 shares of the 500,000 shares of Common Stock issuable under the Plan were subject to outstanding options.

The Plan

      The purpose of the Plan is to strengthen the ability of the Corporation to attract and retain well-qualified executive and managerial personnel and to provide additional incentive to the Corporation's employees and officers to contribute to the success of the Corporation, and thereby to enhance stockholder value.

      The Plan was originally adopted by the Board of Directors and the Corporation's stockholders on May 6, 1992 and was amended on March 8, 1994, to increase the aggregate number of shares of Common Stock subject to issuance by 300,000 shares to a total of 500,000 shares.

      The Board of Directors has retained the right to amend or terminate the Plan as it deems advisable. However, no amendment shall be made to increase the number of shares of stock which may be optioned under the Plan, change the class of employees eligible under the Plan or materially increase the benefits which may accrue to participants under the Plan without submitting such amendments to stockholders for approval. In addition, no amendments to, or termination of, the Plan shall impair the rights of any individual under options previously granted without such individual's consent. In any event, the Plan shall terminate in 2002. Any option outstanding under the Plan at the time of the Plan's termination shall remain outstanding until the option expires by its terms.

Federal Income Tax Consequences

      No tax obligation will arise for the optionee or the Corporation upon the granting of either incentive stock options or non-qualified stock options under the Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Corporation will be entitled to a tax deduction (as a compensation expense) in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the stock generally will be capital gain or ioss to the optionee and will not result in any additional tax deduction to the Corporation. The taxable event arising from the exercise of non-qualified stock options by officers of the Corporation subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, occurs on the later of the date on which the option is exercised or the date six months after the date the option was granted unless the optionee elects, within 30 days of the date of exercise, to recognize ordinary income as of the date of exercise. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not begin to run until the completion of such period.

      Upon the exercise of an incentive stock option, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the shares of stock. If the optionee does not dispose of the option shares within two years from the date the option was granted and within one year after the exercise of the option, and the option is exercised no later than three months after the termination of the optionee's employment, the gain on the sale will be treated as long term capital gain. Subject to the limitations in the Plan, certain of these holding periods and employment requirements are liberalized in the event of the optionee's death or disability while employed by the Corporation. The Corporation is not entitled to any tax deduction, except that if the stock is not held for the full term of the holding period outlined above, the gain on the sale of such stock, being the lesser of (i) the fair market value of the stock on the date of exercise minus the option price, or (ii) the amount realized on disposition of the option shares minus the option exercise price, will be taxed to the optionee as ordinary income and the Corporation will be entitled to a deduction in the same amount. Any additional gain or loss realized by an optionee upon disposition of the stock prior to the expiration of the full term of the holding period outlined above, generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Corporation. The "spread" upon exercise of an incentive stock option constitutes a tax preference item within the computation of the "alternative minimum tax" under the Internal Revenue Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of such tax if applicable to the optionee's individual circumstances.

Grant of Options

      Pursuant to the terms of the Plan, on January 8, 1997, options to purchase 416,400 shares of Common Stock had been granted to executive officers and other employees of the Corporation and an additional 40,000 shares had been granted to consultants of the Corporation. Of the 416,400 shares granted to employees, 10,100 have been exercised as of January 8, 1997. If this proposed amendment is approved by the stockholders, 538,600 shares of Common Stock would be issuable upon exercise of options available for future grant by the Corporation.

Required Affirmative Vote

      Approval of the Amendment to the Corporation's 1992 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the February 25th Annual Meeting.

                              VOTING AT MEETING

      The Board of Directors has fixed January 8, 1997, as the record date for the determination of stockholders entitled to vote at this meeting. At the close of business on that date, there were outstanding and entitled to vote 7,620,890 shares of Common Stock.

                           SOLICITATION OF PROXIES

      The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending Proxies and Proxy material to beneficial owners.

                             REVOCATION OF PROXY

      Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares of Common Stock to which such Proxies relate, unless prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                            STOCKHOLDER PROPOSALS

      In order to be included in Proxy material for the 1998 Annual Meeting, tentatively scheduled to be held on Tuesday, February 24, 1998, stockholders' proposed resolutions must have been received by the Corporation on or before November 26, 1997. It is suggested that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.
ANNUAL REPORT ON FORM 10-KSB

      The Corporation will provide to any stockholder, without charge, upon the written request of such stockholder, a copy of the Corporation's Annual Report on Form 10-KSB, including the financial statements for the Corporations's most recent fiscal year ended September 30, 1996. Requests for such report should be addressed to Shareholder Relations, Hemagen Diagnostics, Inc., 34-40 Bear Hill Road, Waltham, Massachusetts 02154.

                                MISCELLANEOUS

      The Management does not know of any other matters which may come before this meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                       By Order of the Board of Directors



                                       Carl Franzblau
                                       Secretary

Waltham, Massachusetts
January 15, 1997





                          HEMAGEN DIAGNOSTICS, INC.

                          Proxy for Annual Meeting
                       to be held on February 25, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      THE UNDERSIGNED hereby appoints Carl Franzblau as Proxy with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of HEMAGEN DIAGNOSTICS, INC., to be held at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts 02154, on Tuesday, February 25, 1997 at 10:00 a.m., and at any adjournment or adjournments thereof, upon and with respect to all shares of the Common Stock of the Corporation to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs Carl Franzblau to vote in accordance with his judgment on any matters that may properly come before the meeting, all as indicated in the notice of the meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned:

      If no direction is made, this Proxy will be voted FOR election of Directors and FOR Proposals 2 and 3.

(1) Proposal to elect two (2) members of the Board of Directors of the Corporation.
     INSTRUCTION: To withhold authority for any individual nominee STRIKE such nominee's name from the list below.
      [ ]  FOR ALL nominees listed         [ ]  WITHHOLD AUTHORITY to vote
           below (except as marked              for all nominees listed
           to the contrary below).              below.
                  Alan S. Cohen, M.D. and Lawrence Gilbert

(2) Proposal to ratify and approve the selection of BDO Seidman, LLP as the independent accountants of the Corporation for the fiscal year ending September 30, 1997.
                [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

(3) Proposal to approve an amendment to the Corporation's 1992 Stock Option Plan to increase the number of shares of Common Stock for which options may be granted pursuant to such plan from 500,000 to 1,000,000 shares.
                [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

           MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.

(4) In his discretion to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR AND IN FAVOR OF THE ITEMS SET FORTH ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.

      PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

      PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                                       Dated:                     , 1997

                                       ----------------------------------
                                                   Signature

                                       ----------------------------------
                                           Signature if held jointly

                                       ----------------------------------
                                                 Printed Name

                                       ----------------------------------
                                                   Address
                                       NOTE: When shares are held by joint
                                       tenants, both should sign. When
                                       signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such. If
                                       the person named on the stock
                                       certificate has died, please submit
                                       evidence of your authority. If a
                                       corporation, please sign in full
                                       corporate name by an authorized
                                       officer and indicate the signer's
                                       office. If a partnership, sign in the
                                       partnership name by authorized
                                       person.